SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 27, 2002



                        INSpire Insurance Solutions, Inc.
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             (Exact name of registrant as specified in its charter)

         TEXAS                          000-23005                75-2595937
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(State or other jurisdiction of   (Commission File Number)     (IRS Employer
incorporation or organization)                               Identification No.)

300 Burnett Street
Ft. Worth, Texas                                                76102-2799
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(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code 817-348-3900.


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ITEM 5.  Other Events and Regulation FD Disclosure.
         -----------------------------------------

         INSpire Insurance Solutions, Inc. (the "Company") and its wholly owned subsidiary, INSpire Claims Management, Inc., jointly filed with the U.S. Bankruptcy Court for the Northern District of Texas Fort Worth Division (the "Bankruptcy Court") a proposed plan of reorganization (the "Plan") and proposed disclosure statement describing the Plan on August 27, 2002. The Bankruptcy Court approved the disclosure statement at a hearing held on September 24, 2002. The Company has commenced a solicitation of votes for approval of the Plan and a confirmation hearing is scheduled for October 24, 2002. The deadline to object to and vote on the Plan is October 21, 2002. The Company's press release dated October 4, 2002 is attached as Exhibit 99.1.

         The Plan is subject to continuing negotiations and contemplates the sale of all the Company's operating assets to CGI Group, Inc. for approximately $8,200,000, subject to certain adjustments, and the assumption of up to $14,000,000 of specified liabilities. Execution of a definitive purchase agreement with CGI Group, Inc. is subject not only to the Bankruptcy Court's approval of the Plan, but also the negotiation of an agreement satisfactory to both parties and other conditions, including CGI Group, Inc. being satisfied with its due diligence investigation of the Company. The Company currently anticipates that all of its customer contracts will be assumed by and assigned to CGI Group, Inc. and will work with the outsourcing customers to make the transaction as smooth as possible. The Company may also sell its assets to another Purchaser; provided that if the Company has signed a definitive purchase agreement with CGI Group, Inc., it will be required to pay a break-up fee of $325,000.

         If the Plan is approved, the Company's existing common stock will be cancelled on the effective date of the Plan. Under the Plan, any money that the Company receives (and remaining assets, if any) will be transferred to a trust. The cash proceeds from the trust will be used to satisfy claims of the Company. If creditors are paid in full, and after the expenses incurred in implementing the plan are satisfied, any remaining cash will be divided pro rata to shareholders according to shares of Company common stock held at date that is fifteen days after the Bankruptcy Court approves the Plan. At this time, the Company is unable to determine whether there will be any remaining cash to distribute to shareholders.

         All information contained in the disclosure statement is subject to change, whether as a result of further amendments to the Plan as a result of the actions of the Bankruptcy Court, third parties or otherwise.

         This Form 8-K and the exhibits attached hereto contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1993, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this Form 8-K and in the exhibits, words such as "anticipate," "believe," "estimate," "expect," "intend," and similar expressions, as they relate to the Company or its management, identify forward-looking statements. These forward-looking statements are based on information currently available to the Company's management. Actual results could differ materially from those contemplated by

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the forward-looking statements as a result of certain factors, including but not limited to: contingencies related to the sale of assets to CGI Group, Inc., such as satisfactory conclusion of due diligence, corporate and regulatory approvals, the entry of certain orders by the Bankruptcy Court, the absence of any material change in the Company's business and the value of the Company's assets,
technological  change,  competitive  factors  and  pricing  pressures,   product
development risks, changes in legal and regulatory requirements, general economic conditions and other factors. Such statements reflect the current views of the Company's management with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by this paragraph. In the context of forward-looking information provided in this Form 8-K and the exhibits, reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission during the past 12 months.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
         ---------------------------------

         99.1 Press Release, dated October 4, 2002, relating to the approval of the disclosure statement.












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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


Dated:  October 4, 2002.


                                  INSpire Insurance Solutions, Inc.


                                  By: /s/ Richard Marxen
                                     ---------------------------------------
                                  Name:   Richard Marxen
                                  Title:  President and Chief Executive Officer









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                                  EXHIBIT INDEX


         99.1 Press Release, dated October 4, 2002, relating to the approval of the disclosure statement.

















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